Exhibit 10.7
Execution Version

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), made and entered into as of this 24th day of March 2008 (the “Effective Date”), by and between ZOOTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware  (“Licensor”), and USDC PORTSMOUTH, INC., a corporation organized and existing under the laws of the State of California  (“Licensee”).

RECITALS

WHEREAS, Licensor is the owner of all right, title, and interest in and to: (i) common law rights and the listed federal trademark registrations in and for the service marks ZOOTS (Reg. Nos. 2,631,264; 2,620,976; 2,428,729; 2,282,160), THE CLEANER CLEANER, ZOOTS THE CLEANER CLEANER (Reg. Nos. 2,620,975; 2,531,165) (all of the foregoing used for dry cleaning and laundry services), and the goodwill embodied therein, and (ii) the Internet domain name zoots.com and the content contained thereon(collectively, the “Licensed Marks”);

WHEREAS,  pursuant to a Secured Party Sale Agreement, dated of even date herewith (the “Sale Agreement”), and related documents, Licensee is purchasing certain assets of Licensor, including without limitation certain dry cleaning businesses located in Commonwealth of Virginia and in the States of Georgia, Maryland, North Carolina, and South Carolina (the “Territory”);

WHEREAS, Licensor intends to continue to use the Licensed Marks outside the Territory but wishes to license to Licensee the exclusive right to use the Licensed Marks in the Territory;

           NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Grant and Scope of License.

1.1             Grant of License. Subject to Section 2.1, Licensor hereby grants to Licensee an exclusive, perpetual, royalty-free, nontransferable, nonsublicensable license to use the Licensed Marks (and the goodwill embodied therein) in the Territory (the “License”) for the purpose of offering dry cleaning and laundry services.  The sole exception to the exclusivity of the License shall be that Licensor will retain the right to use the Licensed Marks in the Territory for a limited transition period beginning on the Effective Date and ending thirty (30) days after the Effective Date.  The License shall include without limitation the right for Licensee to use the mark ZOOTS as part of the domain name zootsva.com and domain names identifying other web sites related to Licensee’s stores within the Territory (“Territory Store Sites”), as well as the right to use all trade dress and “look and feel” of Licensor’s zoots.com web site on the Territory Store Sites.

1.2             Initial Licensor Link to zootsva.com Web Site.   For a period of six (6) months after the Effective Date, Licensor agrees to maintain its existing zoots.com web site in accordance with its recent past practice; and to place a prominent link on the zoots.com web site to the zootsva.com web site.  Licensee shall reimburse Licensor for direct, reasonable and documented costs relating to the maintenance of such link.

2.               trademark use and protection.

2.1          Goodwill; Quality Control. Licensee shall use the Licensed Marks in accordance with Licensor’s acceptable use policies regarding such Licensed Marks provided to the Licensee prior to the date hereof (if any), and Licensee acknowledges that its use of the Licensed Marks shall inure to the benefit of Licensor as the owner of the Licensed Marks. Licensee shall permit Licensor to inspect and review applicable business locations of Licensee upon reasonable prior notice and during normal business hours for the purposes of assuring that Licensor’s quality standards are being met with respect to services offered under the Licensed Marks.

3.               Infringements.

3.1         Third Party Infringement.  In the event that Licensee become aware that any third party is infringing one or more of the Licensed Marks in the Territory, Licensee agrees to notify Licensor in writing and provide pertinent details of such infringement.  Upon prior written notice to Licensor, Licensee shall have the right to bring a legal action for infringement against the third party, together with the right to enforce and collect any judgment thereon.  If Licensee elects to exercise such right, Licensor agrees to provide reasonable assistance to Licensee in such legal action at Licensee’s request at the sole expense of Licensee.  Notwithstanding the foregoing, Licensor reserves the right to retain separate counsel at Licensor’s expense to represent Licensor in any such infringement action.

4.               Term and Termination

4.1          This Agreement shall commence on the Effective Date and continue until terminated by Licensee by written notice to Licensor.

5.           Miscellaneous.

5.1         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the United States and the State of New York, without recourse to conflicts of law principles.

5.3         Consent to Jurisdiction.  Each of the parties hereby submits to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, any court sitting in the City of New York, in respect of any action brought to enforce any provisions of this Agreement.

5.4         Notices.  All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier or facsimile (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other party in accordance herewith).  A notice of change of address shall not be deemed given until received by the addressee.  Notices shall be provided as follows:

If to Licensor:

Todd Krasnow
ZOOTS Corporation
153 Needham Street, Building 1
Newton, Massachusetts 02464
Telecopier:  (617)558-9667

With copies (which shall not constitute notice) to :

Michael Nowlan
FTI Consulting
125 High Street, Suite 1402
Boston, Massachusetts 02110
Telecopier:  617-897-1510

and

Robert V. Jahrling, III
Choate Hall & Stewart, LLP
Two International Place
Boston, Massachusetts 02110
Telecopier:  617-248-4000

If to Licensee:

U.S. Dry Cleaning Corp.
4040 MacArthur Blvd., Suite 305
Newport Beach, California 92660
Telecopier:  (949) 863-9657
Attn:  Mr. Robert Y. (Robbie) Lee, Chief Executive Officer

With copies (which shall not constitute notice) to:

Levene, Neale, Bender, Rankin & Brill L.L.P.
10250 Constellation, Suite 1700
Los Angeles, CA 90067
Telecopier:  (310) 229-1244
Attn.:  Mr. Martin Brill

and

Greenberg Traurig, LLP
The Met Life Building
200 Park Avenue, 14th Floor
New York, New York 10166
Telecopier:  (212) 801-6400
Attn:  Spencer G. Feldman, Esq.

5.5         Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof and will supersede any and all prior oral or written representations, conditions, warranties, understandings, proposals or agreements between the parties regarding the subject matter hereof.

5.6         Amendment and Waiver.  No provision of this Agreement may be amended or waived except by a writing signed by both parties.  Any delay or failure on the part of either party to enforce its rights hereunder to which it may be entitled shall not be construed as a waiver of the right and privilege to do so at any subsequent time.  Waiver by any party of any particular default by the other party shall not impair such party's right and respect to any subsequent default of the same or of a different nature.

5.7         Severability.  Any invalidity, in whole or in part, of any provision of this Agreement, will not affect the validity of any other provision of this Agreement.

5.8         Successors.  Subject to the prohibitions against assignment contained herein, this Agreement will inure to the benefit of and will be binding on the parties hereto and their respective successors and assigns.

5.9         Survival.  Any provisions of this Agreement which must survive in order to give effect to their meaning shall survive any termination or expiration of this Agreement, including without limitation all provisions pertaining to Licensor’s sole rights of ownership of the Licensed Marks.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this License Agreement as of the date first above written.

ZOOTS CORPORATION

By: Name: Title:

USDC PORTSMOUTH, INC.

By: Name: Title: